Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2022

FOX REPORTS SECOND QUARTER FISCAL 2023

REVENUES OF $4.61 BILLION

DECLARES $0.25 SEMI-ANNUAL DIVIDEND AND ANNOUNCES

INCREMENTAL $3 BILLION STOCK REPURCHASE AUTHORIZATION

INCLUDING $1 BILLION ACCELERATED SHARE REPURCHASE TRANSACTION

NEW YORK, NY, February 8, 2023 – Fox Corporation (Nasdaq: FOXA, FOX) (“FOX” or the “Company”) today reported financial results for the three months ended December 31, 2022.

The Company reported total quarterly revenues of $4.61 billion, a 4% increase from the $4.44 billion reported in the prior year quarter. Affiliate fee revenues increased 1% led by 6% growth at the Television segment. Advertising revenues increased 4%, primarily reflecting the impact of the FIFA Men’s World Cup (“World Cup”) and strong NFL results at FOX Sports, higher political advertising revenues at the FOX Television Stations and continued growth at Tubi, partially offset by the absence of Thursday Night Football. Other revenues increased 13%, primarily due to the impact of the consolidation of entertainment production companies at the Television segment and higher FOX Nation subscription revenues.

The Company reported quarterly net income of $321 million as compared to a net loss of $73 million reported in the prior year quarter. The variance includes the change in fair value of the Company’s investments recognized in Other, net. Net Income attributable to Fox Corporation stockholders was $313 million ($0.58 per share) as compared to a net loss of $85 million ($(0.15) per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $259 million ($0.48 per share), an increase of $182 million ($0.35 per share) from the $77 million ($0.13 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $531 million, a 71% increase from the $310 million reported in the prior year quarter, reflecting the revenue increases noted above and lower expenses due to the absence of Thursday Night Football.

Commenting on the results and stock repurchase announcements, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

“A compelling fall sports schedule, combined with an active midterm political news cycle, showcased the power and relevance of the FOX platform in our fiscal second quarter. Whether measured in terms of engagement, monetization or profitability, our focused strategy of live news and sports programming, coupled with our growing digital initiatives, continues to deliver. Today’s announcement to increase our share repurchase authorization and our intention to immediately deploy a meaningful amount of capital in an accelerated share repurchase transaction reflects the confidence we have in our strategy, the quality of our assets and the strength of our financial position.”

[1]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity earnings (losses) of affiliates, Other, net and tax provision adjustments. See Note 1 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.

[2]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2022

REVIEW OF OPERATING RESULTS

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021

	$ Millions
Revenues by Component:

Affiliate fee	$1,712	$1,688	$3,423	$3,355
Advertising	2,503	2,408	3,723	3,538
Other	390	345	651	593

Total revenues	$4,605	$4,441	$7,797	$7,486

Segment Revenues:

Cable Network Programming	$1,632	$1,638	$3,063	$3,054
Television	2,934	2,759	4,648	4,340
Other, Corporate and Eliminations	39	44	86	92

Total revenues	$4,605	$4,441	$7,797	$7,486

Adjusted EBITDA:

Cable Network Programming	$353	$668	$1,095	$1,442
Television	256	(273)	665	86
Other, Corporate and Eliminations	(78)	(85)	(137)	(154)

Adjusted EBITDA[3]	$531	$310	$1,623	$1,374

Depreciation and amortization:

Cable Network Programming	$17	$17	$34	$27
Television	30	28	59	54
Other, Corporate and Eliminations	56	48	109	91

Total depreciation and amortization	$103	$93	$202	$172

[3]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2022

CABLE NETWORK PROGRAMMING

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021

	$ Millions
Revenues
Affiliate fee	$1,026	$1,039	$2,055	$2,065
Advertising	451	454	767	765
Other	155	145	241	224

Total revenues	1,632	1,638	3,063	3,054
Operating expenses	(1,097)	(837)	(1,661)	(1,360)
Selling, general and administrative	(186)	(137)	(315)	(261)
Amortization of cable distribution investments	4	4	8	9

Segment EBITDA	$353	$668	$1,095	$1,442

Cable Network Programming reported quarterly segment revenues of $1.63 billion as compared to the $1.64 billion reported in the prior year quarter. Affiliate fee revenues decreased slightly by $13 million as contractual price increases essentially offset the impact of net subscriber declines. Advertising revenues were broadly consistent with the prior year quarter as the headwind at FOX News Media due to the impact of elevated supply in the direct response marketplace was nearly offset by the broadcast of the World Cup at FOX Sports. Other revenues increased $10 million or 7%, primarily due to higher FOX Nation subscription revenues.

Cable Network Programming reported quarterly segment EBITDA of $353 million as compared to the $668 million reported in the prior year quarter. Expenses increased in the quarter, primarily due to the impact of the World Cup and higher programming rights amortization at FOX Sports, as well as higher legal costs and increased digital investment at FOX News Media.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2022

TELEVISION

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021

	$ Millions
Revenues
Advertising	$2,052	$1,954	$2,957	$2,773
Affiliate fee	686	649	1,368	1,290
Other	196	156	323	277

Total revenues	2,934	2,759	4,648	4,340
Operating expenses	(2,415)	(2,809)	(3,486)	(3,835)
Selling, general and administrative	(263)	(223)	(497)	(419)

Segment EBITDA	$256	$(273)	$665	$86

Television reported quarterly segment revenues of $2.93 billion, an increase of $175 million or 6% from the prior year quarter. Advertising revenues increased $98 million or 5%, primarily due to the broadcast of the World Cup, strong NFL ratings and pricing and additional broadcast windows at FOX Sports, higher political advertising revenues at the FOX Television Stations and continued growth at Tubi, partially offset by the absence of Thursday Night Football. Affiliate fee revenues increased $37 million or 6% driven by higher fees from third-party FOX affiliates. Other revenues increased $40 million or 26%, primarily due to the impact of the consolidation of entertainment production companies at FOX Entertainment.

Television reported quarterly segment EBITDA of $256 million, an increase of $529 million from the prior year quarter. Expenses were lower in the quarter due to the absence of Thursday Night Football, partially offset by the impact of the World Cup and higher programming rights amortization at FOX Sports, as well as increased digital investment at Tubi.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2022

DIVIDEND

The Company has declared a dividend of $0.25 per Class A and Class B share. This dividend is payable on March 29, 2023 with a record date for determining dividend entitlements of March 1, 2023.

SHARE REPURCHASE PROGRAM

The Company today announced that its Board of Directors has authorized incremental stock repurchases of an additional $3 billion of the Company’s Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”). With this increase, the Company’s total stock repurchase authorization is now $7 billion. Subject to market conditions and other factors, the Company intends to repurchase in the open market or otherwise a combination of Class A Common Stock and Class B Common Stock. The program has no time limit and may be modified, suspended or discontinued at any time. The Company also announced that it intends to enter into an accelerated share repurchase transaction to repurchase $1 billion of Class A Common Stock under the stock repurchase program and to repurchase an additional $450 million of Common Stock during the remainder of fiscal 2023. To date, the Company has repurchased approximately $2.2 billion of Class A Common Stock and approximately $935 million of Class B Common Stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements, including statements regarding future share repurchases, are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses, including the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on August 12, 2022, and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

Dan Carey, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7955	310-369-2729

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2022

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021

	$ Millions, except per share amounts
Revenues	$4,605	$4,441	$7,797	$7,486

Operating expenses	(3,528)	(3,667)	(5,184)	(5,238)
Selling, general and administrative	(550)	(468)	(998)	(883)
Depreciation and amortization	(103)	(93)	(202)	(172)
Interest expense, net	(60)	(97)	(128)	(194)
Other, net[4]	73	(211)	(3)	(142)

Income (loss) before income tax (expense) benefit	437	(95)	1,282	857
Income tax (expense) benefit	(116)	22	(348)	(222)

Net income (loss)	321	(73)	934	635

Less: Net income attributable to noncontrolling interests	(8)	(12)	(16)	(19)

Net income (loss) attributable to Fox Corporation stockholders	$313	$(85)	$918	$616

Weighted average shares:	543	573	547	575

Net income (loss) attributable to Fox Corporation stockholders per share:	$0.58	$(0.15)	$1.68	$1.07

[4]	Other, net presented above includes Equity earnings (losses) of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2022

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	June 30, 2022

	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$4,058	$5,200
Receivables, net	3,004	2,128
Inventories, net	1,300	791
Other	209	162

Total current assets	8,571	8,281

Non-current assets:
Property, plant and equipment, net	1,680	1,682
Intangible assets, net	3,114	3,157
Goodwill	3,556	3,554
Deferred tax assets	3,283	3,440
Other non-current assets	2,922	2,071

Total assets	$23,126	$22,185

Liabilities and Equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$2,543	$2,296

Total current liabilities	2,543	2,296

Non-current liabilities:
Borrowings	7,208	7,206
Other liabilities	1,503	1,120
Redeemable noncontrolling interests	196	188
Commitments and contingencies

Equity:
Class A Common Stock, $0.01 par value	3	3
Class B Common Stock, $0.01 par value	2	3
Additional paid-in capital	8,836	9,098
Retained earnings	2,985	2,461
Accumulated other comprehensive loss	(219)	(226)

Total Fox Corporation stockholders’ equity	11,607	11,339
Noncontrolling interests	69	36

Total equity	11,676	11,375

Total liabilities and equity	$23,126	$22,185

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2022

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,
	2022	2021

	$ Millions
Operating Activities:
Net income	$934	$635
Adjustments to reconcile net income to cash used in operating activities
Depreciation and amortization	202	172
Amortization of cable distribution investments	8	9
Equity-based compensation	32	47
Other, net	3	142
Deferred income taxes	152	143
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(952)	(940)
Inventories net of programming payable	(420)	(494)
Accounts payable and accrued expenses	(152)	(214)
Other changes, net	(68)	(156)

Net cash used in operating activities	(261)	(656)

Investing Activities:
Property, plant and equipment	(153)	(121)
Acquisitions, net of cash acquired	—	(229)
Proceeds from dispositions, net	—	82
Purchase of investments	(50)	(28)
Other investing activities, net	(18)	—

Net cash used in investing activities	(221)	(296)

Financing Activities:
Repurchase of shares	(500)	(497)
Dividends paid and distributions	(155)	(150)
Sale of subsidiary noncontrolling interest	25	—
Other financing activities, net	(30)	(32)

Net cash used in financing activities	(660)	(679)

Net decrease in cash and cash equivalents	(1,142)	(1,631)
Cash and cash equivalents, beginning of year	5,200	5,886

Cash and cash equivalents, end of period	$4,058	$4,255

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2022

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended December 31, 2022 and 2021:

	Three Months Ended
	December 31, 2022		December 31, 2021
	Income	EPS	Income	EPS

	$ Millions, except per share data
Net income (loss)	$321		$(73)
Less: Net income attributable to noncontrolling interests	(8)		(12)

Net income (loss) attributable to Fox Corporation stockholders	$313	$0.58	$(85)	$(0.15)

Other, net[5]	(72)	(0.13)	212	0.37

Tax provision	18	0.03	(50)	(0.09)

As adjusted	$259	$0.48	$77	$0.13

[5]	Other, net presented above excludes Equity earnings (losses) of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2022

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, net, Other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three and six months ended December 31, 2022 and 2021:

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021

	$ Millions
Net Income (loss)	$321	$(73)	$934	$635
Add:
Amortization of cable distribution investments	4	4	8	9
Depreciation and amortization	103	93	202	172
Interest expense, net	60	97	128	194
Other, net	(73)	211	3	142
Income tax expense (benefit)	116	(22)	348	222

Adjusted EBITDA	$531	$310	$1,623	$1,374